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                                                                EXHIBIT 10.24

CIBA COMPOSITES                                                     [Ciba Logo]

October 19, 1995                            Ciba Composites
                                            Ciba-Geigy Corporation
Mr. William Staron                          5115 East La Palma Avenue
Engelhard/ICC Technologies                  Anaheim, CA 92607-2018, U.S.A.
441 N. 5th St.                              Telephone: (714) 779-9000
Philadelphia, PA 19123                      Fax: (714) 777-0828

Re: See Attachment A

Dear Mr. Staron:

This letter will serve to inform you that on September 29, 1995, Ciba-Geigy Limited, Ciba-Geigy Corporation and Hexcel Corporation ("Hexcel") signed a Strategic Alliance Agreement to combine their composites business on a worldwide basis. The combined businesses will be operated under the Hexcel name.

We respectfully request that you acknowledge and consent to the assignment and transfer to Hexcel of the Contract, including all rights, privileges and obligations of Ciba Composites, a Division of Ciba-Geigy Corporation ("Ciba") and the assumption by Hexcel of all obligations, duties and liabilities of Ciba thereunder. In accordance with terms of the Strategic Alliance Agreement, Hexcel has agreed to be bound by and assume all obligations of Ciba under the Contract, with respect to periods from and after closing. Your consent will be effective upon the closing of the transaction. It is anticipated that this transaction will close by the end of the year.

The result of this merger will strengthen our position as a worldwide leader in the manufacture of aerospace and non-aerospace composites and will effectively enhance our relationship with you. We value your support and look forward to a promising future.

Please confirm your agreement to the foregoing by signing the enclosed copy of this letter in the space provided below. Your prompt reply would be greatly appreciated. If you have any questions, please feel free to contact the undersigned at (714) 779-9000 extension 276.

                                        Agreed to and Accepted:

Sincerely,                              By: /s/ William Staron
                                            ----------------------------------
/s/ Gary D. Halbeisen
------------------------------          Name: William Staron
Gary D. Halbeisen, Director                   --------------------------------

                                        Title: President & COO
                                               -------------------------------

                                        Date: November 8, 1995
                                              --------------------------------

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October 25, 1995


Attachment A


Re: -Sale of Assets and License of Technology by Ciba-Geigy to Engelhard/ICC,
     dated 11-29-94;
    -Transitional Services Agreement between Ciba-Geigy and Engelhard/ICC, dated 11-29-94;
    -Operations Service Agreement between Ciba-Geigy and Engelhard/ICC, dated
     11-29-94;
    -Agreement of Purchase and Sale of Assets by and between Engelhard/ICC (as purchaser) and Ciba-Geigy (as seller), dated 11-29-94;
    -Manufacturing and Supply Agreement between Ciba Composites and
     Engelhard/ICC, dated 11-29-94; and

    -License Agreement between Ciba Composites and Engelhard/ICC, dated
     11-29-94 (hereinafter collectively the "Contract")